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                                                                  Exhibit 10.19

                               LEASE AGREEMENT
                               ---------------

        THIS LEASE AGREEMENT is made and entered into by and between ST. MARY'S MEDICAL CENTER OF EVANSVILLE, INC., an Indiana not-for-profit corporation with its principal place of business in Evansville, Indiana (herein the "Lessor"), and GFI PHARMACEUTICAL SERVICES, INC., an Indiana corporation with its principal place of business in Evansville, Indiana (herein the "Tenant").

        In consideration of the mutual covenants herein contained, and of each and every act performed or to be performed by the parties under the terms of this Agreement, Lessor and Tenant agree as follows:

        SECTION 1. THE LEASED PREMISES. The Lessor hereby lets and demises to the Tenant, and the Tenant hereby leases from the Lessor, part of the second floor (consisting of 10,372 square feet of space), the third floor (consisting of 10,522 square feet of space) and the fourth floor (consisting of 10,522 square feet of space) of the building commonly known as The Manor, 800 St. Mary's Drive, Evansville, Indiana (the "Building"), as set forth on the floor plans, a copy of which is attached hereto and marked Exhibit "A" (the "Leased Premises"). The Leased Premises are leased together with the right of the Tenant to use in common with others the lobby, public entrances, public stairways, public elevators and other public portions of the Building.

        SECTION 2. THE LEASE TERM. The term of this Lease Agreement shall commence on December 1, 1995, (hereinafter referred to as the "Commencement Date") and terminate on November 30, 2000. Such period is hereinafter referred to as the "Lease Term" or the "Term of this Lease". The Lease Term, however, may be terminated in accordance with Sections 11 and 13 hereof.
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        SECTION 3. RENT. Tenant agrees to pay to Lessor, without demand, at 3700
Washington Avenue, Evansville, Indiana, annual rental during the Term of this Lease payable in monthly installments in advance on the first day of each calendar month as follows:

                A. For and during the first nineteen (19) months of the Lease Term (December 1, 1995 through June 30, 1997), monthly installments of rent in the amount of Twenty-Seven Thousand Four Hundred Eighty-Nine Dollars ($27,489.00) per month [based on an annual rental of Three Hundred Twenty-Nine Thousand Eight Hundred Sixty-Eight Dollars ($329,868.00) arrived at by multiplying 31,416 square feet of space in the Leased Premises times Ten Dollars and Fifty Cents ($10.50) per square foot], the first of which monthly installments shall be due on the Commencement Date.

                B. The annual rental for the Leased Premises for the twelve month period from July 1, 1997 to June 30, 1998 and each twelve month period (July 1 through June 30) thereafter during the Lease Term and any extension of the Lease Term shall be recomputed by multiplying the annual rental for the immediately preceding twelve month period (July 1 through June 30) of the Lease Term or any extension of the Lease Term by a fraction, the denominator of which is the Consumer Price Index (as hereinafter defined) for the month of July of the immediately preceding twelve month period (July 1 through June 30) of the Lease Term or any extension of the Lease Term and the numerator of which is the Consumer Price Index for the first month of the twelve month period (July 1 though June 30) of the Lease Term or any extension of the Lease Term for which the annual rental is being recomputed. The resulting annual rental for the applicable twelve month period (July 1 through June 30) shall be paid in the same manner and subject to all the same terms and provisions as set forth

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  above for the payment of annual rental during the first nineteen months of the Lease Term. The annual rental as so computed for the twelve month period commencing July 1, 2000 (or July 1, 2005, if the Tenant exercises its option to extend the Lease Term) shall be the basis for determining the amount of monthly installments of rent for the last five months of the Lease Term (or, if applicable, the last five months of the extension of the Lease Term).

       C. As used herein, the term "Consumer Price Index" is the Consumer Price Index published by the United States Department of Labor - Bureau of Labor Statistics for "All Urban Consumers (CPIU), 1982-84=100." In the event that Consumer Price Index ceases to incorporate a significant number of items now incorporated therein, or if a substantial change is made in the method of establishing the Consumer Price Index, then the parties agree to replace the Consumer Price Index with a reasonable substitute used by Landlords and Tenants in the State of Indiana for such purposes.

       D. Notwithstanding any provision of this Section 3 to the contrary, the annual rental to be paid by the Tenant to the Lessor for the twelve month period from July 1, 1997 to June 30, 1998 and each subsequent twelve month period (July I through June 30) of the Lease Term and any extension of the Lease Term shall never be less than the annual rental during the first nineteen
(19) months of the Lease Term, and the annual rental for the twelve month period from July 1, 1997 to June 30, 1998 and each subsequent twelve month period (July 1 through June 30) of the Lease Term or any extension of the Lease Term shall not be increased by more than Seventy Five Cents (75 cents) per square foot of space in the Leased Premises per year.


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        SECTION 4.      TAXES, ASSESSMENTS AND UTILITIES. In addition to the
rent set forth in Section 3 hereof, Tenant shall pay all taxes and assessments, including, but not limited to ad valorem real estate taxes, imposed in respect of Tenant's occupancy of the Leased Premises beginning with the first installment of real estate taxes for 1995 due and payable in May, 1996, and ending with the last installment of such taxes that are payable in the calendar year in which the end of this Lease occurs. The ad valorem real estate taxes to be paid by Tenant shall be the product of (i) the total of such taxes assessed against the Building, multiplied by (ii) the percentage of square feet in the Building occupied by Tenant on the date each installment is due and payable. Upon request, Tenant shall furnish Lessor with written evidence of payment of all such taxes and assessments required to be paid under this Section 4. In the event that Tenant should fail to pay any such taxes and assessments when due, Lessor may pay such taxes and assessments, and the amount thereof shall be payable by Tenant upon demand, with interest thereon at the legal rate.

        Lessor shall pay all sewer charges imposed by reason of Tenant's occupancy of the Leased Premises during the Lease Term and all charges for utilities (water, gas and electric charges) furnished to the Leased Premises during the Lease Term.

        SECTION 5. PURPOSE AND USE. The Tenant shall comply, at its sole expense, with all applicable federal, state, county and municipal laws and regulations. Tenant shall use the Leased Premises in a careful and proper manner and for lawful purposes only.

        SECTION 6. INSURANCE. At its sole cost, Tenant shall obtain and maintain the following insurance coverages during the Lease Term:

                (1) General public liability insurance against claims for personal injury, death or property damage, occurring in, on or about the Leased Premises, such insurance to afford


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    protection to the limit of not less than One Million Dollars
    ($1,000,000.00) each occurrence for bodily injury and One Million Dollars ($1,000,000.00) each occurrence for property damage. Such risks may be covered by the general blanket policy or policies kept in force by the Tenant governing such risks, and the Tenant shall deliver to the Lessor certificates issued by the respective insurance carriers evidencing such coverages.

        Tenant shall not by any act or conduct impair the validity of any policy of insurance taken out upon the Leased Premises by Lessor. Tenant shall comply with any recommendation of Lessor in order than an excess charge or increase in rate of insurance caused by Tenant's tenancy may be removed. If Tenant's tenancy cannot for some reason permit compliance with such recommendation, Tenant shall pay Lessor as additional rent the increased or additional cost of such insurance.

        Lessor, at no additional expense to Tenant, shall at all times during this Lease, maintain in full force and effect fire and extended coverage insurance on the Building, including the Leased Premises (but not any personal property or fixtures of the Tenant thereon or therein), in an amount not less than ninety percent (90%) of the full insurable value of the Building, excluding lot, foundations, and costs of excavation.

        Lessor, at Lessor's own cost and expense, shall maintain insurance protecting Lessor and Tenant against any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the public portions of the Building; such insurance to afford minimum protection during the Term of this Lease, of not less than One Million Dollars ($1,000,000.00) each occurrence for bodily injury and One Million Dollars ($1,000,000.00) each occurrence for property damage. Such risks may be covered by self-insurance of the Lessor if Lessor provides evidence to the reasonable satisfaction of the Tenant that it is self-insured for such risks.


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        All insurance or self-insurance required hereunder shall be effected under valid and enforceable policies or evidence of self-insurance and shall be issued by insurers of recognized responsibility. Each policy or certificate of self-insurance shall name the Lessor, or the Tenant, as applicable, as an additional insured party thereunder. Each such policy or certificate of self-insurance shall also contain a requirement for thirty (30) days' written notice prior to cancellation or material changes in the coverage evidenced by such policies or certificates of self-insurance.

        SECTION 7. MAINTENANCE AND REPAIRS. Provided that Tenant shall not be in default hereunder and subject to the provisions elsewhere herein contained, Lessor agrees to make all reasonable and good faith efforts to assure that water, electricity, gas, elevator service, janitorial service and year around air conditioning, as are in Lessor's judgment reasonably necessary for the comfortable use and occupation of the Leased Premises are available on a constant basis. Lessor will do nothing to interfere with the provision of such utilities to the Leased Premises except as is reasonably necessary for the safe and efficient operation of the Building and the Leased Premises. No failure to furnish any of the foregoing utilities or services, except as the result of willful neglect of Lessor, shall be construed as an eviction of Tenant, or work an abatement of rent, or in any way render Lessor liable for damages either to person or property suffered by Tenant, its employees, licensees or invitees, by reason of any such failure, or release Tenant from the prompt fulfillment of any of its covenants under this Lease. Relative to janitorial services, the Lessor agrees to provide one full-time equivalent Project Specialist who will be responsible for maintaining the trash chute room, floor maintenance (waxing, stripping, buffing, carpet extraction), wall washing, assistance in furniture moves, mopping corridors and lobbies and all other major assignments generally associated with the Project Specialist position. The Project Specialist will perform all such duties in a



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competent and workmanlike manner. The Lessor will also perform an annual exterior window cleaning during the month of July or August of each year during the term hereof. Pest control will be the responsibility of Lessor and will be performed by its current contract vendor. The Lessor will handle all of the trash removal including sharps containers. Tenant will furnish at its own expense all sharps containers and trash bags. The Lessor will provide the cleaning materials for the Project Specialist. Routine cleaning will be performed by the Tenant using cleaning materials purchased at its own expense. Routine cleaning to be provided by Tenant shall include such cleaning on weekends and during the evening and night shift operations of the Tenant.

        Lessor reserves the right to suspend service of the heating, elevators, plumbing, electrical, air conditioning, and other mechanical systems when necessary by reason of government regulation, civil commotion or riots, accident or emergency, or for repairs, alterations, or improvements which are in the reasonable judgment of Lessor desirable or necessary or for any other reason beyond the power or control of Lessor without liability and damages therefor.

        The exercise of such right by Lessor shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of Tenant's obligations under this Lease or impose any liability upon Lessor or its agents by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise.

        Unless required to be repaired by the Tenant under Section 12 of this Lease, Lessor shall keep the exterior of the Building, including but not limited to, the foundation, exterior walls, windows, doors, window and door frames, plate glass, roof, gutters, downspouts, landscaping and

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the parking are in good condition and repair and make such modifications or replacements thereof as may be necessary or required by law or ordinance.

        Lessor shall not be obligated to make any alterations, additions, repairs, improvements or decorations to the Leased Premises except as specifically agreed in writing by and between Lessor and Tenant. Further, except for repairs to be made by Tenant, at Tenant's sole cost and expense as required under the last paragraph of this Section 7, Tenant shall make no alterations, additions or improvements without the expressed written consent of the Lessor, and such consent shall not be unreasonably withheld. In the event any such alterations, additions or improvements are requested to be made by Tenant and consented to by Lessor, such shall be made by the Tenant (under and pursuant to plans and specifications approved in writing by Lessor), at the sole expense of Tenant. The foregoing shall not prevent the Tenant from wallpapering, painting, hanging pictures and otherwise decorating the Leased Premises without the consent of the Lessor. Tenant shall not affix or cause to be affixed to the Building or Leased Premises, including the windows, any sign, advertisement or notice without the specific written consent of Lessor, and such consent shall not be unreasonably withheld. In this regard, the Tenant recognizes that signage on the Building and on the campus of the Lessor is regulated by ordinances of the City of Evansville, Indiana, and regulated by the Metropolitan Evansville Area Plan Commission. Accordingly, on being advised of the signage requirements of the Tenant, the Lessor will attempt to obtain approval for such signage and will cooperate with Tenant in establishing the design and location of such signage in accordance with such approvals. Any expense incurred by the Lessor in this regard, including, but not limited to construction and/or purchase of such signage (if, on the request of Tenant, the Lessor elects to do such construction or make such purchase) shall be reimbursed by the Tenant to the

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Lessor together with the next payment of rental due from Tenant to Lessor under the terms hereof. In the absence of a written agreement to the contrary, any alterations, repairs or improvements, except unattached moveable trade fixtures, office furniture and equipment of Tenant, shall be and remain the property of Lessor.

        Tenant shall, at all times at Tenant's sole cost and expense, keep the Leased Premises and every part thereof in good condition and repair, ordinary wear and tear excepted, except as otherwise provided in this Lease.

        SECTION 8. ASSIGNMENT SUBLETTING, MORTGAGING. Tenant shall not assign this Lease without Lessor's prior written consent, and such consent shall not be unreasonably withheld. Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed.

        Tenant shall not mortgage or encumber this Lease, and shall not sublet or permit the Leased Premises to be used by others, without Lessor's prior written consent. If Lessor permits the Leased Premises or any part thereof to be sublet or occupied by any person or persons other than Tenant, Lessor may, after default by Tenant, collect rent from the subtenant or occupant and apply the net amount collected to the rent herein reserved.

        Tenant agrees and acknowledges its understanding that, in no event shall any subletting or mortgaging of the Leased Premises by the Tenant, with or without the consent of the Landlord, release the Tenant from liability under this Lease and that notwithstanding any such subletting or mortgaging, the Tenant shall continue to be fully liable under this Lease.

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        SECTION 9.      MECHANIC'S LIENS AND OTHER LIENS. The Tenant shall
promptly pay and discharge all bills for work done or materials furnished on the Leased Premises at the request of the Tenant. The Tenant shall not permit the imposition or assertion or any mechanic's, materialman's or other lien against the Leased Premises with respect to any labor done or materials furnished on the Leased Premises at the request of the Tenant. If such a lien is imposed or asserted, the Tenant shall either (1) within sixty (60) days after the filing of such lien pay the claim on such lien; or (2) within sixty (60) days after the filing of such lien notify the Lessor in writing that Tenant has a valid defense to such claim and such lien, which defense will be promptly asserted, and furnish the Lessor with a bond, with adequate surety thereon, fully indemnifying it against the foreclosure of such lien.

        SECTION 10. LITIGATION. In the event that Lessor becomes involved, through or on account of the terms of this Lease, or through or on account of the occupancy of the Leased Premises by the Tenant, or the conduct of the Tenant's business upon the Leased Premised, in any controversy or litigation in which it is included as defendant solely by reason of its ownership of the Leased Premises (the "Litigation"), the Tenant shall, upon notice from Lessor or its agent, immediately use its best efforts to remove Lessor's connection with, or liability under, the Litigation, if such Litigation throws any cloud or encumbrance upon the title to the Leased Premises; provided, however, if Tenant believes it has a good and valid defense or claim in such Litigation which Tenant desires to set up and maintain, the Tenant shall have the right to do so, provided it indemnifies the Lessor and its agents in all respects against all loss, cost or damage resulting from such Litigation. The Tenant shall immediately pay and discharge any and all obligations of Lessor whatsoever, in, or arising out of, such Litigation involving the Lessor or its agents, in protecting their interest or



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defending themselves in such Litigation, if Tenant fails to protect
Lessor's interest as above provided.

        SECTION 11. DAMAGE OR DESTRUCTION. If, during the term of this Lease, Leased Premises is so damaged by fire or other casualty, not occurring through Tenant's fault, or a part or all of the Building is taken by eminent domain proceedings so that it or the Leased Premises is rendered wholly unfit for occupancy, as determined by Lessor, and Lessor gives Tenant Thirty (30) days' written notice to that effect, then this Lease shall cease and terminate from the date of such damage or taking. In such case, Tenant shall pay rent pro-rated through the date of such damage or taking, shall immediately surrender the Leased Premises to the Lessor upon request therefor and, thereafter, Tenant shall have no obligation for payment of rent under this Lease. If, following such damage, for cause other than by Tenant's acts or omission to act, Lessor gives Tenant written notice that it has determined that such damage can be repaired within Ninety (90) days from the date of damage, Lessor, if it so elects, may enter and repair and this Lease shall not be affected except that the rent shall be proportionally reduced or suspended while such repairs are being made until the same are again suitable for full occupancy. Any such repair shall be of the same or better quality as existed prior to to such damage, and shall be made in a prompt and workmanlike fashion calculated to interrupt Tenant's work as little as possible. If, however, such damage is caused by Tenant's acts or failure to act, and Lessor elects, in accordance with this paragraph, to repair, then Tenant's obligations to pay rent shall not be suspended, nor shall such rent be pro-rated, but Tenant shall be obligated to pay the full rent reserved in accordance with the terms of this Lease during such period of repair.

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SECTION 12.     INDEMNITY.

        A. Tenant will protect, indemnify and save harmless Lessor and Lessor's agents and employees from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Lessor or its agents or employees by reason of (1) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises, the public portions of the Building or the adjacent or related sidewalks and driveways which result from acts or omissions of Tenant, its agents or employees; (2) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or
(3) performance of any labor or service or the furnishing of materials or other property in respect of the Leased Premises or any part thereof by or at the request of Tenant. If any action, suit or proceeding is brought against Lessor and/or Lessor's agents or employees by reason of any such occurrence, Tenant will, at its expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel satisfactory to Lessor.

        B. Lessor will protect, indemnify and save harmless Tenant and Tenant's agents and employees from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant or its agents or employees by reason of (1) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises, the public portions of the Building or the adjacent or related sidewalks and driveways which result from acts or


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        omissions of Lessor, its agents or employees; or (2) any failure on the part of Lessor to perform or comply with any of the terms of this Lease. If any action, suit or proceeding is brought against Tenant and/or Tenant's agents or employees by reason of any such occurrence, Lessor will, at its expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel satisfactory to Tenant.

                C. Any action or cause of action arising under the terms and provisions of this Agreement permitted to be brought hereunder or otherwise by either of the parties hereto may be brought only in the Superior or Circuit Courts of Vanderburgh County, Indiana. The parties hereby submit to personal jurisdiction in each such forum. The prevailing party in any such action shall be entitled to recover its attorney fees, court costs and expenses reasonably incurred in connection with any such action.

        SECTION 13. DEFAULTS AND REMEDIES OF LESSOR

        EVENTS OF DEFAULT. Tenant stipulates and agrees that any one or more of the following events shall constitute a default under this Agreement: (i) Tenant shall default in keeping, observing or performing any of the covenants or agreements of this Lease herein contained to be kept, observed and performed by Tenant; (ii) Tenant shall default in any payment of rent, property taxes, assessments or other charges required to be paid by Tenant hereunder when due as herein provided; (iii) Tenant shall make an assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for the Tenant or any of the property of Tenant; (iv) the institution of any bankruptcy proceedings by or against the Tenant or his successors in interest, assignees, agents, or subsidiaries; (v) due to an obligation of the Tenant, a decree or any order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed

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or set aside within sixty (60) days from the date of entry or granting thereof;
(vi) the Leased Premises, or any part thereof, is levied upon by any revenue officer or similar officer; or (vii) any representation, statement or warranty at any time furnished to the Lessor shall prove to be untrue in any material respect as of the date said statement was made or furnished.

        If Tenant shall default in the payment of rent and such default shall continue for ten (10) days, or if Tenant shall default in any manner as specified above, and if such default shall continue for thirty (30) days after notice thereof from Lessor, specifying in what manner Tenant has defaulted (except that if such default cannot be cured within said 30 day period, this period shall be extended for a reasonable additional time, provided that Tenant commences to cure such default within the 30 day period and proceeds diligently thereafter to effect such cure), then, in addition to any other rights or remedies which Lessor may have by law or otherwise, Lessor may take possession of the Leased Premises pursuant to legal proceedings or pursuant to any notice provided for by law. Lessor may either terminate this Lease or may, from time to time, without terminating this Lease, re-let said Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental and rentals and upon such other terms and conditions as Lessor in the exercise of Lessor's sole discretion may deem advisable. lessor shall also have the right to make alterations and repairs to the Leased Premises which are necessary to re-let the Leased Premises. Upon each such re-letting:

             (1) Tenant shall be immediately liable to pay the Lessor in addition to any indebtedness other than rent due hereunder, the cost and expense of re-letting and of such alterations and repairs incurred by Lessor, and the amount, if any, by which the rent reserved in the Lease for the period such re-letting (up to but not beyond the term of this Lease)

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        exceeds the amount received as rent for the Leased Premises for such period of such re-letting or letting; or,

             (2) At the option of Lessor, rents received by Lessor from such re-letting shall be applied as follows: first, to the payment of any indebtedness, other than the rent due hereunder from Tenant to Lessor; second, to the payment of any costs and expenses of such re-letting and such alteration and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same become due and payable hereunder.

Nothing contained herein shall obviate lessor's obligation to mitigate its damages.

        SECTION 14. LESSOR'S RIGHT TO ENTER THE LEASED PREMISES. Lessor reserves the right to enter the Leased Premises at any reasonable time in such a way as to limit any interference with Tenant's operations as much as possible, to examine the same, or to alter, improve or repair said Leased Premises and any portion of the Building, the exercise of said right to be without abatement of rent. Tenant hereby waives as against Lessor any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises and any other loss occasioned thereby. Lessor shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of public entrances of passageways, tunnels, public doors and doorways and public corridors, elevators, mechanical areas in rooms, stairs, toilets and other public portions of the Building and to change the name, number or designation by which the Building is commonly known.

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        SECTION 14. MISCELLANEOUS LEASE PROVISIONS.

        (a) WAIVER. The waiver of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

        (b) NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, addressed as follows:

        If to Lessor:   President
                                St. Mary's Medical Center of Evansville, Inc. 3700 Washington Avenue
                                Evansville, Indiana 47750

        If to Tenant:   GFI Pharmaceutical Services, Inc.
                                800 St. Mary's Drive
                                Evansville, Indiana 47714

or to such other place as Lessor or Tenant may from time to time designate in writing.

        (c) GOVERNING LAW. This Lease shall be governed by the laws of the State of Indiana.

        (d) WRITING CONTROLS. The parties hereto have not made any statement, promise or agreement or taken upon themselves any engagement whatever verbally or in writing in conflict with this Lease or that in any way modifies, varies, alters, enlarges or invalidates any of its provisions. No obligations shall be implied in addition to the obligations herein stated.

        (e) AMENDMENTS MUST BE IN WRITING. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party.

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         (f) RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

         (g) TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

         (h) CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope of intent of the provisions hereof.

         (i) SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

         (j) COVENANTS BINDING ON SUCCESSORS. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the successors and assigns of both parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to wherever applicable, the successors and assigns of the party. Nothing herein contained shall be construed to grant or confer upon any other person or persons, firm, corporation or governmental authority, other than the parties hereto, their successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

         (k) ETHICAL AND RELIGIOUS DIRECTIVES. The parties acknowledge that Lessor is a member of the Daughters of Charity Health System and that the operation of Lessor, in accordance with the Ethical and Religious Directives and the principles and beliefs of the Roman Catholic Church, is a matter of conscience to the Lessor. It is the intent and agreement of the parties that neither this Agreement nor any part hereof shall be construed to require or permit Lessor or Tenant to violate said Ethical and Religious Directives in operating their respective businesses under the terms and provisions of this Agreement and all parts of this Agreement must be interpreted in a manner that is consistent with said Ethical and Religious Directives. Ethical and Religious Directives shall be defined as Ethical and Religious Directives for Catholic Health Care Facilities as promulgated, from time to time, by the National Conference of Catholic Bishops, Washington, D.C. of the Roman Catholic Church and as adopted by the Bishop of the Catholic Dioceses of Evansville. In the event that the National Conference of Catholic Bishops shall cease to exist, "Ethical and Religious Directives" shall mean such similar directives promulgated by the Roman Catholic Church, and in the event the Diocese of Evansville shall cease to exist so that there is not then an individual bearing the title of Bishop of the Catholic Dioceses of Evansville, such "Ethical and Religious Directives" shall be as are adopted by the individual or organization then exercising the power, duties and authority of the Bishop of the Catholic Dioceses of Evansville.

         SECTION 16. OPTION TO RENEW LEASE. The Lessor grants to the Tenant an option to extend the term of this Lease for an additional period of five (5) years under the terms and conditions of this Agreement, including the recomputation of annual rental, payment of rental and other Tenant as provided for in this Agreement. The Option to Renew must be exercised by Tenant by giving written notice to Lessor no later than sixty (60) days prior to the end of the original Lease Term.

         SECTION 17. ANCILLARY SERVICE. The Tenant, in the course of its business, will require certain ancillary services from the Lessor, in the Lessor's capacity as a medical center with facilities for provision of such ancillary services. The Lessor agrees to provide such ancillary services to the Tenant. The description o such ancillary services and the fees to be charged by the Lessor to the Tenant for the provisions of such ancillary services is set forth on Exhibit "B" which is attached hereto and made a part hereof. The Lessor reserves the right to increase the fees for such services but that for any year of the Lease Term or any extension of the Lease Term such fees will not increase by more than twelve percent (12%) of the amount thereof for the immediately preceding year.

         SECTION 18. PARKING. The Lessor agrees to provide the Tenant with designed parking spaces, consisting of all of the parking spaces in Lot R (as shown on the Lessor's parking lot drawings, with is attached hereto and parked Exhibit "C"), except two (2) parking spaces in said Lot R, which are designated for use by Home Health Care Service/DME personnel. Any additional parking required by the Tenant shall be in parking spaces designated by blue "bumpers" in the Medical Arts Building parking lot. Customers, licensees, guests and employees of tenant who park in any other spaces on the campus of Lessor will be ticked according to the Medical Center Parking Policy No.101.217-2, the Tenant understanding that the procedure under such policy could result in the towing of improperly parked vehicles at the expense of Tenant.

         SECTION 19. MEMORANDUM OF LEASE. This Lease Agreement shall not be recorded. Tenant and Lessor shall, at the option of Tenant, execute and deliver a Memorandum of this Lease

Agreement in proper form for the purpose of recording, but said Memorandum of this Lease Agreement shall not in any circumstance be deemed to modify or change any of the provisions of this Lease Agreement, the provisions of which shall in all instances prevail.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Lease Agreement to be executed as of JANUARY 5, 1996.


                                       ST.MARY'S MEDICAL CENTER
                                       OF EVANSVILLE,INC,

                                       By: /s/ Richard C. Breon
                                           ------------------------------------
                                               Richard C. Breon

                                       Its:    President/CEO
                                           ------------------------------------

                                                           "Lessor"


                                       GFI PHARMACEUTICALS SERVICES,INC.


                                       By: /s/ Mary L. Westrich Ph.D
                                           ------------------------------------

                                       Its: President
                                           ------------------------------------

                                                           "Tenant"

                                  EXHIBIT "A"

                                  FLOOR PLANS
                                  -----------

                 [EXHIBIT A - DIAGRAM 1 DEPICTING SECOND FLOOR
                    COMPOSITE FLOOR PLAN OF LEASED PREMISES]

                 [EXHIBIT A - DIAGRAM 2 DEPICTING THIRD FLOOR
                   COMPOSITE FLOOR PLAN OF LEASED PREMISES]

                 [EXHIBIT A - DIAGRAM 3 DEPICTING FOURTH FLOOR
                   COMPOSITE FLOOR PLANS OF LEASED PREMISES]

                                 EXHIBIT "B"



                         ANCILLARY SERVICES AND FEES
                         ---------------------------

                                                EXHIBIT B - PAGE 1 OF 8




GFI PHARMACEUTICAL SERVICES, INC.
- ----------------------------------------
For Services through June 30, 1996



LABORATORY SERVICES                           SCHEDULE A

CBC  W DIFF                                        $9.00
CBC W/O DIFF                                        5.40
URIN                                                4.60
HEPAT B AG                                          9.00
HTLVIII                                           14.50
CL CT/CULT                                         22.10
DRSCWMARIJ                                         38.90
CARDIAC RISK                                       19.50
SMAC 27                                            11.10
GLUCOSE                                             7.30
STAT CHG                                            5.20
GRAM STAINS                                         7.50
PHLEBOTOMY CHG                                      5.40


                                                           EXHIBIT B-PAGE 2 of 8
GFI PHARMACEUTICAL SERVICES, INC.
=========================================
For Services through June 30, 1996

RADIOLOGY SERVICES (TECHNICAL COMPONENT ONLY)           SCHEDULE B

ANKLE                                                      $56.70
HAND                                                        70.80
WRIST                                                       70.80
CHEST PA & LAT                                              38.20
CHEST PA                                                    32.00
BONE SCAN LIMITED                                          293.30
LIVER SPLEEN SCAN                                          187.20
LUMBAR SPINE X-RAY                                          89.10

                                                           EXHIBIT B-PAGE 3 of 8
GFI PHARMACEUTICAL SERVICES, INC
==========================================
For Services through June 30, 1996

PULMONARY SERVICES                                                    SCHEDULE C

                                                        Technical       Professional            Total
                                                        Component        Component             Charge
                                                        ---------       ------------           ------
COMPLETE TEST                                             146.70            93.40               $240.10
BASIC SPIROMETRY                                           35.00            23.40                 58.40
SCREENING PULMON FUNC TEST                                 15.50             0.00                 15.50
2-D ECHOCARDIOGRAPHY                                      201.10           142.70                343.80
2-D M-MODE ECHOCARDIOGRAPHY                               251.70           189.40                441.10
CARDIAC STRESS TEST                                       162.20            64.90                227.10
OPHTHALMOLOGY ROOM                                         63.70             0.00                 63.70

                                                           EXHIBIT B-PAGE 4 of 8
GFI PHARMACEUTICAL SERVICES, INC.
===========================================
For Services through June 30, 1996

PRESCRIPTION SERVICES                                           SCHEDULE D

PRESCRIPTION SERVICES THROUGH ST. MARY'S APOTHECARY       Employee pricing

                                                        EXHIBIT B - PAGE 5 OF 8


GFI PHARMACEUTICAL SERVICES, INC.
- --------------------------------------
For Services through June 30, 1996

DIETARY SERVICES                           SCHEDULE E

BREAKFAST                                       $5.10
LUNCH                                            6.30
DINNER                                           6.30

DIETICIAN SERVICES - Per Hour                   25.00

CATERING                                    PER EVENT


Deviations from meal, i.e., snack meal, heavy snack, etc., are to be costed on a case-by-case basis.


                                                        EXHIBIT B - PAGE 6 OF 8


GFI PHARMACEUTICAL SERVICES, INC.
- --------------------------------------
For Services through June 30, 1996

LAUNDRY SERVICES                           SCHEDULE F


PRICE PER POUND                                 $0.45




                                                        EXHIBIT B - PAGE 7 of 8


GFI PHARMACEUTICAL SERVICES, INC.
- --------------------------------------
For Services through June 30, 1996

IV THERAPY SERVICES                        SCHEDULE G

RATE PER 15-MINUTE INCREMENT                   $14.00


$25.00 minimum charge
Does NOT include supplies




                                 EXHIBIT "C"


                             PARKING LOT DRAWINGS
                             --------------------



           [MAP AND CORRESPONDING LEGEND DEPICTING HOSPITAL CAMPUS
                         AND ASSOCIATED PARKING LOTS]









                                      33